                                  Exhibit 99.1
                                  ------------

Name and Address of Reporting Person:        Bain Capital Investors, LLC
                                             c/o Bain Capital Private Equity, LP
                                             200 Clarendon Street
                                             Boston, MA 02116

Issuer Name and Ticker or Trading Symbol:    iHeartMedia, Inc. [IHRT]

Date of Earliest Transaction Required to be
Reported (Month/Day/Year):                   May 1, 2019

                                  Footnotes to Form 4
                                  -------------------

1. On March 14, 2018, iHeartMedia, Inc. (the "Issuer") and certain of its direct and indirect domestic subsidiaries (collectively, the "Debtors") filed voluntary petitions in the United States Bankruptcy Court for the Southern District of
Texas, Houston Division (the "Bankruptcy Court") seeking relief under the provisions of Chapter 11 of Title 11 of the United States Bankruptcy Code.
On January 22, 2019, the Bankruptcy Court entered an order confirming the
Debtors' Modified Fifth Amended Joint Chapter 11 Plan of Reorganization
(as amended, modified or supplemented from time to time, the "Plan"), and on
May 1, 2019 (the "Effective Date"), the Plan became effective pursuant to its terms and the Debtors emerged from bankruptcy.

2. On the Effective Date, all outstanding shares of the Issuer's capital stock, including the Class A, Class B and Class C common stock, par value $0.001 per share, were cancelled and extinguished pursuant to the Plan.

3. New shares of the Issuer's Class A common stock, par value $0.001 per share
(the "New Class A Common Stock") and special warrants to purchase shares of common stock ("Warrants") were issued to the Reporting Persons on the Effective
Date pursuant to the Plan. The receipt of the New Class A Common Stock and
Warrants by the Reporting Persons was involuntary, without additional consideration and in accordance with the Plan approved by the Bankruptcy Court and the Board of Directors of the Issuer.

4. Represents: 2,748.5 shares held by Clear Channel Capital IV, LLC ("CC IV")
out of the total 5,497 shares of New Class A Common Stock held by CC IV; 291,710 shares held by Clear Channel Capital V; L.P. ("CC V") out the total 583,420 shares of New Class A Common Stock held by CC V and 16,292 Shares of New
Class A Common Stock held by Bain CCD Holdings ("CCD Holdings").

5. Represents 277,778 shares of Class B Common Stock held by CC IV out of the total of 555,556 shares of Class B Common Stock held by CC IV.

6. Represents 29,483,751 shares of Class C Common Stock held by CC V out of the total of 58,967,502 shares of Class C Common Stock held by CC V.

7. Bain Capital Investors, LLC ("BCI") is the general partner of Bain Capital
Partners (CC) IX, L.P. ("BCP IX"), which is the general partner of Bain Capital
(CC) IX, L.P. ("Bain Fund IX"), which holds 50% of the limited liability company interests in CC IV. By virtue of these relationships, each of BCI, BCP IX and
Bain Fund IX may be deemed to share voting and dispositive power with respect to the Issuer's securities held by CC IV. Each of BCI, BCP IX and Bain Fund IX expressly disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than itself for purposes of Section
13(d)(3) and Rule 13d-3 of the Securities Exchange Act of 1934 and expressly disclaims beneficial ownership of any such securities except to the extent of its pecuniary interest therein.

8. BCI is the sole member of Bain Capital CC Partners, LLC ("Bain CC Partners"),
which is the general partner of Bain Capital CC Investors, L.P. ("Bain CC
Investors") and which also holds 50% of the limited liability company interests in CC Capital V Manager, LLC ("CC V Manager"). CC V Manager is the general partner of CC V. BCI is the general partner of BCP IX, which is the general partner of each of Bain Fund IX, Bain Capital (CC) IX Coinvestment, L.P.
("Bain Coinvest IX"), Bain Capital (CC) IX Offshore, L.P. ("Bain Offshore Fund
 IX"), and Bain Capital (CC) IX Coinvestment Offshore, L.P. ("Bain Offshore
Coinvest IX" and, together with Bain Fund IX, Bain Coinvest IX and Bain Offshore
Fund IX, collectively, the "Bain Fund IX Entities"). BCI is also the general partner of Bain Capital Partners (CC) X, L.P. ("BCP X"), which is the general partner of each of Bain Capital (CC) X, L.P. ("Bain Fund X") and Bain Capital
(CC) X Offshore, L.P ("Bain Offshore Fund X" and, together with Bain Fund X, the
"Bain Fund X Entities"). Boylston Coinvestors, LLC is also the managing partner of each of BCIP Associates - G ("BCIP Associates G"), BCIP Associates III
("BCIP Associates III"), BCIP Associates III - B ("BCIP Associates III - B"),
BCIP Trust Associates III ("BCIP Trust Associates III") and BCIP Trust
Associates III-B ("BCIP Trust Associates III B" and, collectively with BCIP
Associates G, BCIP Associates III, BCIP Associates III - B and BCIP Trust
Associates III, the "BCIP Funds"). BCIP Associates III is the manager and sole member of BCIP Associates III, LLC, BCIP Associates III-B is the manager and sole member of BCIP Associates III-B, LLC, BCIP Trust Associates III is the
manager and sole member of BCIP T Associates III, LLC, and BCIP Trust Associates
III-B is the manager and sole member of BCIP T Associates III-B, LLC.  Each of the Bain Fund IX Entities, the Bain Fund X Entities and the BCIP Funds hold limited partnership interests of Bain CC Investors, which holds 50% of the limited partnership interests in CC V. By virtue of these relationships, each of
BCI, Bain CC Partners, Bain CC Investors, CC V Manager, BCP IX, BCP X, each of the Bain Fund IX Entities and each of the Bain Fund X Entities may be deemed to share voting and dispositive power with respect to the Issuer's securities held by CC V.  Each of BCI, Bain CC Partners, Bain CC Investors, CC V Manager,
BCP IX, BCP X, each of the Bain Fund IX Entities and each of the Bain Fund X
Entities expressly disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than itself for purposes of Section 13(d)(3) and Rule 13d-3 of the Securities Exchange Act of
1934 and expressly disclaims beneficial ownership of any such securities except to the extent of its pecuniary interest therein.

9.  Subject to certain limitations set forth in the Issuer's certificate of incorporation, each share of Class B Common Stock and Class C Common Stock was convertible, at the election of the holder thereof, into one share of Class A
Common Stock at any time.

10. Represents 962.5 Warrants held by CC IV out of total of 1,925 Warrants held by CC V, 102,179.5 Warrants held by CCV out of a total of 204,359 Warrants held by CCV, and 122,420 Warrants held by CCD Holdings.

11. Warrants are exercisable, subject to certain limitations, by the holder upon issuance and may be subject to mandatory exchange by the Issuer upon the occurrence of certain events as provided under the Global Warrant Agreement between the Issuer and Computershare (the "Warrant Agreement"). The Warrants
will expire on the earlier of the twentieth anniversary of the issuance date
(5/1/2039) and the occurrence of a change of control of the Issuer as provided in the Warrant Agreement.